MAA To Present at Citi 2014 Global Property CEO Conference

MEMPHIS, Tenn., Feb. 28, 2014 /PRNewswire/ -- MAA (NYSE: MAA) announced today that the Company will participate in a roundtable presentation at the Citi 2014 Global Property CEO Conference. The presentation will take place on Wednesday, March 5, 2014 at 9:30 a.m. EST and is expected to run approximately 35 minutes.

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A live webcast of the presentation is accessible through the "For Investors" page of MAA's website at www.maac.com, and through the following link:

http://www.veracast.com/webcasts/citigroup/globalproperty2014/14304346654.cfm

The webcast replay will be available one hour after the conclusion of the live event through June 3, 2014.

About MAA

MAA is a self-administered, self-managed apartment-only real estate investment trust, which owned or had ownership interest in 83,641 apartment units throughout the Sunbelt region of the United States as of December 31, 2013. For further details, please visit the MAA website at www.maac.com or contact Investor Relations at investor.relations@maac.com, or via mail at 6584 Poplar Ave., Memphis, TN 38138.

CONTACT: Investor Relations of MAA, 866-576-9689 (toll free), +1-901-682-6600, investor.relations@maac.com